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Exhibit 11

AEP INDUSTRIES INC.
COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
For the Periods Ended July 31, 2004 and 2003

		For the Three Months Ended July 31,			For the Nine Months Ended July 31,
	Shares of Common Stock	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding
2004
November 1-October 31	8,176,744			8,176,744			8,176,744
Shares Issued:
January 7, 2004	45,859	92	92	45,859	207	274	34,645
February 23, 2004	154,036	92	92	154,036	160	274	89,948
July 9, 2004	28,211	23	92	7,053	23	274	2,368

Total Weighted Average Shares	8,404,850			8,383,692			8,303,705

2003
November 1-October 31	7,882,338			7,882,338			7,882,338
Shares Issued:
January 3, 2003	19,036	92	92	19,036	207	273	14,434
March 5, 2003	234,470	92	92	234,470	149	273	127,971
July 7, 2003	40,900	25	92	11,114	25	273	3,745

Total Weighted Average Shares	8,176,744			8,146,958			8,028,488

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AEP INDUSTRIES INC. COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING For the Periods Ended July 31, 2004 and 2003